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                                                                     Exhibit 5.1

                  [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]


August 3, 2001

Mediacom LLC
Mediacom Capital Corporation
100 Crystal Run Road
Middletown, New York 10941

Ladies and Gentlemen:

         We have acted as counsel to Mediacom LLC, a New York limited liability company ("Mediacom"), and Mediacom Capital Corporation, a Delaware corporation ("MCC," and collectively with Mediacom, the "Issuers"), in connection with the preparation and filing of the Issuers' registration statement (the "Registration Statement") on Form S-4 (Registration Nos. 333-65610 and 333-65610-01), filed concurrently herewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the registration of $500,000,000 principal amount of 9 1/2% Senior Notes due 2013 of the Issuers (the "Exchange Notes") to be offered in exchange for outstanding 9 1/2% Senior Notes due 2013 (the "Initial Notes").
The Exchange Notes will be issued under an indenture relating to the Initial Notes and Exchange Notes (the "Indenture") among the Issuers and The Bank of New York, as Trustee.

         In connection with rendering this opinion, we have examined and are familiar with: (i) the limited liability company records of Mediacom, including its organization documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of its managing member; and (ii) corporate records of MCC, including its organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of its Board of Directors and shareholder.

         We have also examined such certificates of public officials, certificates of officers of the Issuers and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the limited liability company and corporate records, as the case may be, furnished to us by the Issuers include all limited liability company or corporate proceedings taken by the Issuers to date.

         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that when the Registration Statement has become effective under the Securities Act of 1933, as amended, the Exchange Notes have been duly executed and authenticated in accordance with the Indenture, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the Initial Notes have been validly tendered to the Issuers



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and the Exchange Notes have been delivered in exchange therefor, the Exchange
Notes will be validly issued and binding obligations of the Issuers subject in each case to the effect of (i) Federal and State bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors) and
(ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or inequity).

         The foregoing opinion is limited to the laws of the State of New York, the laws of the United States of America and Delaware general corporation laws and do not purport to express any opinion on the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

         Except to the extent provided in the preceding paragraph, this opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned. This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

                                            Very truly yours,

                                            SONNENSCHEIN NATH & ROSENTHAL



                                       By:  /s/ Ira I. Roxland
                                            ------------------------------------
                                            A Member of the Firm